EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-12399, 33-40796, 33-78584, 33-65081 and 333-39319 of Dionex
Corporation on Form S-8 of our reports dated July 20, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of Dionex Corporation for the year ended June 30, 1998.



DELOITTE & TOUCHE

San Jose, California
September 23, 1998